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EXHIBIT 3(a)

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     NOISE CANCELLATION TECHNOLOGIES, INC.


     RESTATED CERTIFICATE OF INCORPORATION OF NOISE CANCELLATION TECHNOLOGIES, INC. (the "Corporation"), originally incorporated under the name "NCTI Successor Corp." pursuant to a Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 19, 1986. This Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware by the unanimous written consent of the Board of Directors of the Corporation dated August 14, 1996, without the vote of its stockholders and only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented. There is no discrepancy between the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented and the provisions of this Restated Certificate of Incorporation of the Corporation which are as follows:

                                   ARTICLE I
     The name of the corporation (hereinafter referred to as the "Corporation") is Noise Cancellation Technologies, Inc.

                                   ARTICLE II
     The registered office of the Corporation is located in the County of New Castle at 1013 Centre Road, Wilmington, Delaware 19805. The name of the Corporation's registered agent at said address is Corporation Service Company.

                                  ARTICLE III
     The nature of the business of the Corporation, and the objects and purposes proposed to be transacted, promoted and carried on by it are as follows:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
     (a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 150,000,000, which shall consist of 140,000,000 shares, $.01 par value, designated as Common Stock and 10,000,000 shares, $.10 par value, designated as Preferred Stock.

     (b) Preferred Stock. Shares of the Preferred Stock may be issued from time to time in series or otherwise and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate series, if any, of the Preferred Stock, to fix the number of shares constituting any






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      such series, and to fix the voting powers, designations, and relative, participating, optional, conversion, redemption and other rights of the shares of Preferred Stock or series thereof, and the qualifications, limitations and restrictions thereof, and to increase and to decrease the number of shares of Preferred Stock or shares constituting any such series. The authority of the Board of Directors of the Corporation with respect to shares of Preferred Stock or any series thereof shall include but shall not be limited to the authority to determine the following:

             (1) The designation of any series.

             (2) The number of shares initially constituting any such series.

             (3) The increase and the decrease to a number not less than the number of the outstanding shares of any such series, of the number of shares constituting such series theretofore fixed.

             (4) The rate or rates and the times at which dividends on the shares of Preferred Stock or any series thereof shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

             (5) Whether or not the shares of Preferred Stock or series thereof shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

             (6) The amount payable on the shares of Preferred Stock or series thereof in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the holders of shares ranking senior to other shares shall be entitled to be paid, or to have set apart for payment, not less than the liquidation value of such shares before the holders of shares of the Common Stock or the holders of any other series of Preferred Stock ranking junior to the Preferred Stock as to rights on liquidation shall be entitled to be paid any amount or to have any amount set apart for payment.

             (7) Whether or not the shares of Preferred Stock or series thereof shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other class or series of Preferred Stock and the right to have more than one vote per share.






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             (8) Whether or not a sinking fund shall be provided for the redemption of the shares of Preferred Stock or series thereof, and, if such a sinking fund shall be provided, the terms and conditions thereof.

             (9) Whether or not a purchase fund shall be provided for the shares of Preferred Stock or series thereof, and, if such a purchase fund shall be provided, the terms and conditions thereof.

             (10) Whether or not the shares of Preferred Stock or series thereof shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or other conversion price.

             (11) Any other relative rights, preferences, qualifications, limitations and restrictions.

      (c)    Common Stock.

             (1) Dividends. Subject to the preferential dividend rights applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors.

             (2) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock, ratably in proportion to the number of shares of the Common Stock held by them.

             (3) Voting Rights. Except as otherwise required by statute or as otherwise provided in this Certificate of Incorporation, the holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting, voting together, as one class with the holders of shares of the Preferred Stock who are entitled to vote, if any such shares are then outstanding, and not as a separate class.

                                   ARTICLE V
     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application






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of trustees in dissolution or of any receiver or receivers appointed for the
Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                   ARTICLE VI
     The original By-Laws shall be adopted by the Incorporator of the Corporation. Thereafter, the Board of Directors or the stockholders may adopt, amend or repeal the By-Laws in such manner as may be by law or therein provided, but any By-Laws made by the Board of Directors is subject to amendment or repeal by the stockholders of the Corporation.

                                  ARTICLE VII
     No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VIII
     (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement)






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      reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      (b) If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter






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      acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.






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     (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Noise Cancellation Technologies, Inc. has caused this Restated Certificate of Incorporation to be signed by Michael J. Parrella, its President, and attested to by John B. Horton, its Secretary, this 20th day of September, 1996.


Attest:                                  NOISE CANCELLATION TECHNOLOGIES, INC.


/s/ JOHN B. HORTON                       By: /s/ MICHAEL J. PARRELLA
------------------                           -----------------------
    John B. Horton                               Michael J. Parrella
    Secretary                                    President